Exhibit K-4



                          AMBAC ASSURANCE CORPORATION

                      FINANCIAL GUARANTY INSURANCE POLICY


Policy Number:             AB0823BE

Re:                        Special Value Expansion Fund, LLC ( the "Issuer")

Insured Obligations:       Preferred Shares (as defined herein) with an
                           aggregate liquidation preference not to exceed initially $35,000,000 (subject to increase as described herein) plus the amount, if any, of all accumulated but unpaid dividends thereon (whether or not earned or declared) and with a mandatory final redemption date of September 1, 2014 (the
                           "Final Redemption Date")

Beneficiary:               Deutsche Bank Trust Company Americas, as Paying
                           Agent under the Auction Agency Agreement and any successor in such capacity, for the benefit of each Holder of the Preferred Shares (each a "Holder") under and as defined in the Statement of Preferences
                           (as defined herein)

                  AMBAC ASSURANCE CORPORATION ("Ambac"), a Wisconsin stock insurance corporation, for consideration received, hereby unconditionally and irrevocably guarantees to each Holder, subject only to the terms of this financial guaranty insurance policy (this "Policy"), that the full and complete Insured Amount (as defined herein) will be paid to the Paying Agent, a Designated Recipient (as defined herein), a Holder or a Bankruptcy Trustee (as defined herein), as provided for herein, after a claim is made by the Paying Agent during the Term of the Policy in accordance with the procedures set forth herein.

                  Insured Amounts shall be paid only at the times set forth in this Policy and no payment in respect of the Redemption Price of any Preferred Shares shall be paid prior to the Final Redemption Date, regardless of any notice of an optional or mandatory early redemption of the Preferred Shares, other than payments made in respect of (i) an early redemption or payment in respect of Insured Obligations at the sole option of Ambac, (ii) an Amount Subject to Recall (as defined herein) or (iii) a Preference Amount (as defined herein). In the event that Ambac elects, in its sole discretion, to make any payment described in clause (i) above in respect of the Redemption Price of any Preferred Shares prior to the Final Redemption Date, such payment shall be made on the related Redemption Payment Date specified by Ambac in writing delivered to the Paying Agent in the manner provided for under the Auction Agency Agreement. Ambac's obligations with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are paid to the Paying Agent (or a Holder, a Designated Recipient or a Bankruptcy Trustee as applicable), whether or not such funds are properly applied by the Paying Agent, such Designated Recipient or such Bankruptcy Trustee, as applicable.

                  For all purposes of this Policy, unless otherwise defined herein, capitalized terms used herein with respect to any Preferred Shares shall have the meanings provided in the Statement of Preferences.

                  This Policy is irrevocable and not cancelable for any reason (including non- payment of the premium) and may not be modified, altered, amended or endorsed (other than by an Increase Endorsement as contemplated by the terms of this Policy) by Ambac without the prior unanimous consent of the Holders.

                  Ambac will pay any Insured Amount (other than Preference Amounts and Amounts Subject to Recall) payable under this Policy no later than 12:00 noon New York City time on the later of (i) any Payment Date with respect to the Insured Obligations on which the related Distribution Amount (as defined herein) is due or (ii) the second Business Day following actual receipt on a Business Day by Ambac, of a Notice (as defined herein), which Notice may be transmitted by telephone, telecopy or telex and shall be effective when received; provided that, if such Notice is received after 12:00 noon New York City time on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice received by Ambac is not in the form of Exhibit A, or the information given by the Paying Agent in the Notice is incomplete for the purpose of making claims hereunder, it shall be deemed not to have been received by Ambac for purposes of this paragraph, and Ambac shall by 2:00 p.m. New York City time on the date received or deemed received, promptly so advise the Paying Agent of such deficiency and of the nature of the deficiency and the Paying Agent may submit an amended or corrected Notice by 4:00 p.m. New York City time on such date. If such an amended Notice in the form of Exhibit A and otherwise sufficient for the purpose of making claim under this Policy is so received by Ambac, it shall be deemed to have been timely received on such Business Day.

                  Ambac will pay to the Bankruptcy Trustee or the Holders, as applicable, any Insured Amount that is a Preference Amount on the third Business Day following receipt on a Business Day by Ambac of (i) a certified copy of an order (of the type described in the definition of Preference Amount) related to such Preference Amount (the "Bankruptcy Order"), (ii) a certificate by or on behalf of the Bankruptcy Trustee or the Holders, as applicable, that the Bankruptcy Order has been entered and is not subject to any stay, (iii) an assignment at a time a claim is made for a Preference Amount under this Policy, conditional upon payment in full of such Insured Amount and otherwise in such form as is reasonably required by Ambac from each applicable Holder, irrevocably assigning to Ambac all rights (including voting rights) and claims of each applicable Holder, if any, relating to or arising under the Insured Obligations against the debtor which made such preference payment, to the extent of such preference payment, and (iv) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Paying Agent; provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the Bankruptcy Trustee named in the Bankruptcy Order and not to any Holder directly unless such Holder provides certification or other evidence reasonably satisfactory to Ambac that it has returned the liquidation preference and/or the dividends paid on the Insured Obligations and subject to the preference claim to such Bankruptcy Trustee, in which case such payment shall be disbursed to such Holder.

                  Ambac will pay to the Holders or a Designated Recipient, any Insured Amount that is an Amount Subject to Recall on the third Business Day following receipt on a Business Day by Ambac of (i) a certified copy of an order (of the type described in the definition of Amount Subject to Recall) related to such Amount Subject to Recall (the "Court Order"), (ii) a certificate by or on behalf a Holder that the Court Order has been entered and is not subject to any stay, and (iii) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Paying Agent; provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the Person named in the Court Order (a "Designated Recipient") and not to any Holder directly unless such Holder provides certification or other evidence reasonably satisfactory to Ambac that it has returned the liquidation preference and/or dividends paid on the Insured Obligations and subject to the recall claim to the Issuer or such Designated Recipient, in which case such payment shall be disbursed to such Holder.

                  Insured Amounts due under this Policy will be disbursed by Ambac to the Paying Agent, a Designated Recipient, a Bankruptcy Trustee or the Holders, as the case may be, by wire transfer of immediately available funds in the amount of the Insured Amount.

                  As used herein, the following terms shall have the following meanings:

                  "Amount Subject to Recall" means any amount payable to a Holder on the Insured Obligations which has become due for payment and otherwise would have been covered with respect to such Insured Obligation under the terms of this Policy on or prior to the Final Redemption Date and in respect of which payment has been made to a Holder by or on behalf of the Paying Agent which is required to be returned to the Issuer as an unlawful distribution under Section 18-607 of the Delaware Limited Liability Company Act (as amended from time to time, the "Delaware LLC Act"), in accordance with a final non-appealable order of a court, administrator, authority or other tribunal having competent jurisdiction.

                  "Auction Agency Agreement" means the Auction Agency Agreement, dated as of November 17, 2004 relating to the Money Market Cumulative Preferred Shares of the Issuer between the Issuer and Deutsche Bank Trust Company Americas, as Auction Agent, as such agreement may be amended, supplemented or modified from time to time in accordance with its terms.

                  "Available Funds" means the amount of funds that the Paying Agent has available from the Issuer for disbursement pursuant to Section 3.4of the Auction Agency Agreement with respect to any Payment Date for the payment of the Distribution Amount due to the Holders on such Payment Date.

                  "Bankruptcy Trustee" means the bankruptcy trustee or receiver (including the debtor as debtor in possession) named in the order of a court, administrator, authority or tribunal exercising competent jurisdiction in an insolvency proceeding which order permits such bankruptcy trustee or receiver to recover amounts of the liquidation preference and/or dividends paid on the Insured Obligations to a Holder.

                  "Business Day" shall have the meaning given to such term in the Statement of Preferences; provided that if an event or determination is to be made on a day that is not a Business Day, then such event shall occur or be determined on the next following Business Day.

                  "Deficiency Amount" means, for any Payment Date, the excess, if any, of the Distribution Amount over Available Funds for such date.

                  "Dividend Payment Date" means, with respect to any Deficiency Amount, the Business Day immediately preceding each date on which dividends are scheduled for payment (whether or not declared or earned) on any Insured Obligations in accordance with the Statement of Preferences.

                  "Distribution Amount" means, (a) with respect to any Dividend Payment Date, the aggregate amount of dividends accumulated (whether or not declared or earned) on the Insured Obligations and not deposited by the Issuer with the Paying Agent prior to such Dividend Payment Date, (b) with respect to any Redemption Payment Date that is the Final Redemption Date, the Redemption Price on such Redemption Payment Date and (c) with respect to any Redemption Payment Date other than the Final Redemption Date, the total amount Ambac has elected to pay in respect of an early redemption of Insured Obligations.

                  "Increase Endorsement" means an endorsement to this Policy, substantially in the form of Exhibit B hereto, which identifies additional Insured Obligations hereunder.

                  "Insured Amount" means (i) as of any Payment Date, any Deficiency Amount (excluding any early redemption payment made at the sole option of Ambac), (ii) any Preference Amount and (iii) any Amount Subject to Recall. Insured Amount shall not include any taxes, withholding or other charge imposed by any governmental authority (including interest and penalties in respect of such charge or taxes) with respect to any payment due with respect to the Insured Obligations or this Policy.

                  "Insured Obligations" has the meaning set forth on the first page of this Policy.

                  "LLC Agreement" means the amended and restated limited liability company agreement of the Issuer, dated as of August 19, 2004, as further amended, supplemented or modified from time to time in accordance with the terms thereof.

                  "Notice" means the telephonic, telecopy or telex notice, promptly confirmed in writing substantially in the form of Exhibit A hereto, from the Paying Agent making a claim under this Policy and specifying the Insured Amount.

                  "Paying Agent" means Deutsche Bank Trust Company Americas appointed pursuant to the Auction Agency Agreement and any successor thereto appointed in accordance with terms of the Auction Agency Agreement.

                  "Payment Date" means any Dividend Payment Date or any Redemption Payment Date.

                  "Preference Amount" means any amount payable to a Holder of the Insured Obligations which has become due for payment and otherwise would have been covered with respect to such Insured Obligation under the terms of this Policy on or prior to the Final Redemption Date and in respect of which payment is made to a Holder by or on behalf of the Paying Agent which is recoverable and sought to be recovered as an avoidable preference by a Bankruptcy Trustee in accordance with a final non-appealable order of a court, administrator, authority or other tribunal having competent jurisdiction.

                  "Preferred Shares" means collectively (i) the "Series A" money market cumulative preferred shares issued pursuant to the Statement of Preferences on November 17, 2004 and (ii) additional series of the money market cumulative preferred shares, if any, issued pursuant to the LLC Agreement and the Statement of Preferences after November 17, 2004 and before September 1, 2006 and identified by series, date of original issue and liquidation preference amount in any Increase Endorsement to this Policy.

                  "Redemption Payment Date" means (i) the Final Redemption Date and (ii) if Ambac elects in its sole discretion to make payment in respect of an early redemption of Preferred Shares, then each date upon which such payment is to be made.

                  "Redemption Price" means the product of (x) $50,000 and (y) the number of Preferred Shares subject to the applicable redemption or, on the Final Redemption Date, all Preferred Shares that are outstanding, plus in each case, the amount, if any, of all accumulated but unpaid dividends (whether or not earned or declared) on such Preferred Shares to (but not including) the related Redemption Payment Date.

                  "Statement of Preferences" means the Statement of Preferences of Money Market Cumulative Preferred Shares of Special Value Expansion Fund, LLC, dated November 16, 2004 as amended, modified or supplemented from time to time in accordance with its terms.

                  "Term of the Policy" means the period from and including the date hereof to and including the first date on which (i) all of the Preferred Shares have been fully redeemed in accordance with the Statement of Preferences, or all Insured Amounts have been paid or deemed to be paid under the Statement of Preferences, (ii) the period, if any, during which any Insured Amount could be avoided under any applicable bankruptcy, insolvency, receivership or similar law, has expired and (iii) the period, if any, during which any Insured Amount could be required to be returned to the Issuer pursuant to Section 18-607 of the Delaware LLC Act, has expired; provided that
(a) if an insolvency proceeding by or against the Issuer exists during the period referred to in the preceding clause (ii), then the term of this Policy shall terminate on the date of the conclusion or dismissal of such bankruptcy, insolvency, receivership or similar proceeding without continuing jurisdiction by the court in such proceeding or (b) if a judicial proceeding by or against a Holder under Section 18-607 of the Delaware LLC Act exists during the period referred to in the preceding clause (iii), then the term of this Policy shall terminate on the date of the conclusion or dismissal of judicial proceeding without continuing jurisdiction by the court in such proceeding; provided, further, that if the Paying Agent or the Holders are required to return (x) any Preference Amount as a result of such insolvency proceeding or (y) any Amount Subject to Recall as a result of such judicial proceeding pursuant to Section 18-607 of the Delaware LLC Act, then the Term of the Policy shall terminate on the date on which Ambac has made all payments required to be made under the terms of this Policy in respect of all such Preference Amounts or Amount Subject to Recall, as applicable.

                  All notices, presentations, transmissions, deliveries and communications made by the Paying Agent to Ambac with respect to this Policy shall specifically refer to the number of this Policy, shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Ambac as follows:

                           Ambac Assurance Corporation
                           One State Street Plaza
                           New York, New York 10004
                           Attention: Risk Management, Structured Finance
                                      and Credit Derivatives
                           Facsimile No.: (212) 208-3113

or to such other address, officer, telephone number or facsimile number as may be designated by Ambac in writing from time to time. Each such notice, presentation, delivery and communication shall be effective only upon receipt by Ambac (in each case in which notice or other communication to Ambac refers to a claim on this Policy or any other event with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED").

                  The obligations of Ambac under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein), and neither the failure of the Paying Agent, the Issuer or any other Person to perform any covenant or obligation in favor of Ambac (or otherwise), nor any failure or omission to make a demand permitted hereunder, nor any failure to make any payment of premium, nor the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against the Issuer or any other Person, nor any other circumstance (other than indefeasible payment in full of the Insured Amounts) that might constitute a legal or equitable discharge or defense of or to a surety or guarantor shall in any way affect or limit Ambac's obligations under this Policy.

                  Ambac's obligations to make payment under this Policy are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, legality or enforceability of the Insured Obligations or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for the amounts due for payment hereunder, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance which might constitute a legal or equitable defense to payment of a surety or guarantor, including fraud in the inducement or fraud in the fact. Ambac hereby expressly waives diligence, presentment, protest and any requirement that the Paying Agent, the Bankruptcy Trustee or any Holder, as applicable, exhaust any right, power or remedy or proceed against the Issuer, or against any other person under any other guarantee of, or security for, the Insured Obligations, provided that the Paying Agent shall be required to deliver a Notice as contemplated by this Policy. None of the foregoing waivers shall prejudice any claim Ambac may have, whether directly or as subrogee of the Paying Agent or any Holder, subsequent to making such payment to the Paying Agent or any Holder in accordance with this Policy. If an action or proceeding to enforce this Policy is brought, the Paying Agent, the Bankruptcy Trustee or the Holder, as applicable, shall be entitled to recover from Ambac costs and expenses reasonably incurred by the Paying Agent, the Bankruptcy Trustee or the Holder, as applicable, including, without limitation, reasonable fees and expenses of counsel.

                  The premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provisions being made for payment, of the Insured Amounts prior to maturity.

                  Ambac shall be subrogated to the rights of each Holder to receive payments under the Insured Obligations to the extent of any Insured Amounts paid by Ambac hereunder to or on behalf of such Holder. By acceptance of any amounts paid by Ambac under this Policy, each Holder shall be deemed to have agreed that Ambac shall be entitled to vote such Holder's Preferred Shares with respect to any matter unless Ambac's exercise of such rights would adversely affect such Holder's right to receive payment in respect of the Insured Obligations.

                  This Policy and the obligations of Ambac hereunder shall terminate upon the expiration of the Term of the Policy. This Policy shall be returned to Ambac upon expiration.

                  THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                  This Policy sets forth in full the undertaking of Ambac, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto (other than the Increase Endorsements contemplated by this Policy, or by the merger, consolidation or dissolution of the Issuer or any other Person and may not be canceled or revoked prior to the time it is terminated in accordance with the express terms hereof.

                  This Policy shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, Ambac has caused this Policy to be duly executed on its behalf by its duly authorized officers on this 17th day of November, 2004.


                                              AMBAC ASSURANCE CORPORATION


                                              By: /s/ Jennifer Meyer
                                                  ---------------------------

                                              Title:

                                   EXHIBIT A

                                NOTICE OF CLAIM
                                ---------------


Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

The undersigned, a duly authorized officer of [Name of Paying Agent], as Paying Agent (the "Paying Agent"), hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to Financial Guaranty Insurance Policy No. AB0823BE (the "Policy") issued by Ambac in respect of Money Market Cumulative Auction Preferred Shares issued by Special Value Expansion Fund, LLC (the "Issuer"), having an aggregate liquidation preference of up to $[_________] plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared thereon) (the "Insured Obligations"), that:

                  (i) The Paying Agent is the Paying Agent under the Auction Agency Agreement, dated as of November 17, 2004, between the Issuer and the Paying Agent.

                  (ii) [A payment previously made on the Insured Obligations has become a Preference Amount, as indicated by the attached order.] [A payment previously made on the Insured Obligations has become an Amount Subject to Recall, as indicated by the attached order.] OR [Payment on the Insured Obligations in respect of the __________ Payment Date is payable on _________ under the Preferred Shares, in an amount equal to $________.]

                  (iii) [The amount of the [Preference Amount] OR [Amount Subject to Recall] is $______, and consists of dividends on the Insured Obligations in the amount of $______ paid on _______, _______, [and liquidation preference paid on the Insured Obligations in the amount of $______ paid on ______, _______.]] OR [There is a Deficiency Amount of $_______ in respect of the Insured Obligations, which amount is due for payment pursuant to the terms of the Preferred Shares.]

                  (iv) Neither the Paying Agent nor any Holder has heretofore made a demand for such [Deficiency Amount][Preference Amount][Amount Subject to Recall].

                  (v) The Paying Agent is making a claim under the Policy for such [Deficiency Amount][Preference Amount] [Amount Subject to Recall].

                  (vi) The Paying Agent hereby requests the payment of such [Deficiency Amount][Preference Amount] [Amount Subject to Recall] be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_____________.

                  (vii) The Paying Agent hereby agrees that, following receipt of such [Deficiency Amount][Preference Amount] [Amount Subject to Recall] from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the payment of the Insured Obligations when due or as soon as possible thereafter; (b) not apply such funds for any other purpose; and (c) maintain an accurate record of such payments with respect to each Insured Obligation and the corresponding claim on the Policy and proceeds thereof.

Unless the context otherwise requires, capitalized terms used in this Notice of Claim and not defined herein shall have the meanings provided in the Policy.

This Notice of Claim may be revoked by written notice by the Paying Agent to Ambac at any time if and only to the extent that moneys are actually received in respect of the Insured Amounts prior to such time from a source other than Ambac.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Notice of
Claim as of the [  ] day of [    ].

[NAME OF PAYING AGENT]
as Paying Agent


By: _____________________
Name:
Title

                                                                     EXHIBIT B
                                                                     ---------


                         [Form of Increase Endorsement]

                              Increase Endorsement



                                    Attached to and forming part of Financial
                                       Guaranty Insurance Policy No. AB0823BE



Policy for:  Deutsche Bank Trust Company Americas, as Paying Agent for the
             Holders of the Preferred Shares (defined herein) of Special Value Expansion Fund, LLC

                          Effective Date of Increase Endorsement:  [_______]1


Financial Guaranty Insurance Policy No. AB0823BE (the "Policy") is hereby amended as follows:

1. the definition of the term "Insured Obligations" in the Policy is hereby amended to read as follows:

Insured Obligations:       Preferred Shares (as defined herein) with an
                           aggregate liquidation preference not to exceed
                           $[________]2 plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared thereon) (subject to increase as described herein) and with a mandatory final redemption date of September 1, 2014 (the "Final Redemption Date")

2. the term "Preferred Shares" in the Policy shall include the following securities:

                          [                            ].3

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

In Witness Whereof, Ambac has caused this Endorsement to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures binding upon Ambac by virtue of the countersignature of its duly authorized representative.

                          Ambac Assurance Corporation





--------
1  Insert Date

2 Insert new limit, which should equal the sum of the liquidation preference of all Preferred Shares covered by the Policy after giving effect to this Increase Endorsement.

3  Identify the preferred shares by series, date of original issue and amount.